EXHIBIT A-6

CERTIFICATE OF MERGER AND TERMINATION
(Massachusetts General Laws Chapter 156C, Section 61 and Chapter 182, Section 2)

         The undersigned authorized representatives of Eastern Enterprises, a Massachusetts voluntary association, and KeySpan New England, LLC, a Massachusetts limited liability company, do hereby file on this ____ day of _______ , 2002, this Certificate of Merger and Termination (“Certificate”), in accordance with Massachusetts General Laws Chapter 156C, Section 61 and Chapter 182, Section 2 and certify under the penalties of perjury as follows:

         1.  The constituent entities and their respective federal identification numbers are:

           a.  Eastern Enterprises #04-1270730

           b.  KeySpan New England, LLC #11-3431358

         2.  The surviving entity and its federal identification number is:

           KeySpan New England, LLC #11-3431358.

         3.  The office location of each entity involved in the merger for which this Certificate is being filed is:

           a.  Eastern Enterprises
    One Beacon Street
    Boston, Massachusetts 02108
           b.  KeySpan New England, LLC
    One Beacon Street
    Boston, Massachusetts 02108

         4.  The jurisdiction of formation or organization of each entity involved in the merger for which this Certificate is being filed is:

           a.  Eastern Enterprises
    Jurisdiction of Organization: Commonwealth of Massachusetts

           b.  KeySpan New England, LLC
    Jurisdiction of Organization: Commonwealth of Massachusetts

5.  The Managers of the surviving entity and their business addresses are as follows:

              Steven L. Zelkowitz                  One MetroTech Center
                                                   Brooklyn, New York  11201

              Richard A. Rapp, Jr.                 One MetroTech Center
                                                   Brooklyn, New York  11201

              Chester R. Messer                    One Beacon Street
                                                   Boston, Massachusetts  02108
         6.  Steven L. Zelkowitz, Richard A. Rapp, Jr. and Chester R. Messer are each authorized to execute documents filed with the Corporations Division of the Secretary of State.

         7.  Steven L. Zelkowitz, Richard A. Rapp, Jr. and Chester R. Messer are each authorized to execute, acknowledge, deliver and record any recordable instrument purporting to effect an interest of real property of the surviving entity under Section 66 of Chapter 156C of the Massachusetts General Laws.

         8.  The merger of the constituent entities has been adopted and an Agreement and Plan of Merger (the "Merger Agreement") has been duly approved and executed by each entity that is a party to the merger for which this Certificate is being filed, all in accordance with all applicable laws of the Commonwealth of Massachusetts and in accordance with, in the case of Eastern Enterprises, the terms of its Declaration of Trust, and in the case of KeySpan New England, LLC, the terms of its Certificate of Organization and Operating Agreement.

         9.  The effective date and time of the merger for which this Certificate is being filed shall be the date and time of filing of this Certificate with the Secretary of the Commonwealth of Massachusetts.

         10.  The Merger Agreement shall be kept on file at the office of KeySpan New England, LLC, the surviving entity, One Beacon Street, Boston, Massachusetts 02108.

         11.  A copy of the Merger Agreement will be furnished by KeySpan New England, LLC, on request and without cost, to any member of KeySpan New England, LLC and to any person or entity holding an ownership interest in Eastern Enterprises.

         IN WITNESS WHEREOF, the undersigned have each duly caused this Certificate of Merger and Termination to be executed by a duly authorized representative thereof, on the date first above written.

EASTERN ENTERPRISES                     KEYSPAN NEW ENGLAND, LLC

By:_________________________            By:_______________________
   Name:                                   Name:
   Title:                                  Title: